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                                     BY-LAWS
                                       OF
                           ALLTRISTA NEWCO CORPORATION

                                    ARTICLE I

                                 IDENTIFICATION

Section 1. Name. The name of the corporation shall be Alltrista Newco Corporation, (hereinafter referred to as the "Corporation").

Section 2. Seal. The Board of Directors may designate that the Corporation may have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and state of incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper. The Secretary shall be in the possession of the corporate seal.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors; provided, however, the first fiscal year must be at the end of a calendar month for a period not in excess of twelve (12) months from the time the Corporation commenced its business, or if a proper election is made with the Internal Revenue Service, the fiscal year may vary from fifty-two
(52) to fifty-three (53) weeks if such period always ends on the same day of the week and is either the last such day in a calendar month or the closest such day to the last such day of a calendar month.

                                   ARTICLE II

                                     SHARES

Section 1. Consideration for Shares. The Board of Directors shall cause the Corporation to issue the shares of the Corporation for such consideration as has been fixed by such Board in accordance with the provisions of the Articles of Incorporation.

Section 2. Payment for Shares. Subject to the provisions of the Articles of Incorporation, the board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Shares may be issued for promissory notes or promises to render services in the future, provided that the Corporation must report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders' meeting. The Corporation may (but is not required to) place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may (but is not required to) credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part. When payment for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and nonassessable. The determination of the board of directors as to the consideration to be received or received for shares is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

Section 3. Certificates for Shares. The Corporation shall issue to each shareholder a certificate signed by the President or the Vice-President and by the Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where such certificate is also signed by a transfer agent or registrar, the signatures of the President or Vice President and of the Secretary may be facsimiles. The certificate shall state the name of the Corporation and that it is organized under Indiana law, the name of the registered holder, the number of shares represented thereby and the class of shares and the designation of the series, if any, the certificate represents, the par value of each share or a statement that such shares have no par value,


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and whether such shares have been fully paid up, the certificate shall be legibly stamped to indicate the per centum which has been paid up, and as further payments are made thereon the certificate shall be stamped accordingly.

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate.

Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge.

Section 4. Form of Certificates. The share certificates to represent the shares of this Corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the Board of Directors.

Section 5. Transfer of Shares. Title to a certificate and to the shares represented thereby can be transferred only:

(a) By delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

(b) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 6. Closing of Transfer Books. The transfer books shall be closed for a period of ten days prior to the date set for any meeting of shareholders, and during such period no new certificates for shares shall be issued by this Corporation and no change or transfer shall be made upon the records thereof.

Section 7. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive-right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have actual or constructive notice thereof, except as otherwise provided by the law of Indiana.

Section 8. Lost, Stolen, or Destroyed Certificates. The Corporation may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of share to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when, in its judgment, it is proper to do so.

                                   ARTICLE III

                             MEETING OF SHAREHOLDERS

Section 1. Place of Meeting. All meetings of shareholders shall be held within this state and at the principal office of the Corporation, or at such location as determined by the Board of Directors unless otherwise provided in the Articles of Incorporation.


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Section 2. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting may be held at any time within six (6) months after the close of each fiscal year of the Corporation.

Section 3. Failure to Hold Meeting. Failure to hold the annual meeting shall not work a forfeiture or dissolution of the Corporation. The failure to hold the annual meeting at the time stated in Article III, Section 2 does not affect the validity of any Corporate action taken at such meeting.

Section 4. Special Meetings. Special meetings of the shareholders may be called by the President, by the Board of Directors or by shareholders holding at least one-fourth (1/4) of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat, if such shareholders sign, date, and deliver to the Corporation's Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. The record date for determining shareholders to demand a special meeting is the date the first shareholder signs the demand. Only business within the purpose or purposes described in the meeting notice may be conducted at the special shareholders' meeting.

Section 5. Notice of Meetings. A written or printed notice, stating the place, date and time of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, to each holder of the shares of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, at least ten (10) days and no more than sixty (60) days before the date of the meeting. The record date for meetings shall be established by the Board of Directors not more than seventy (70) days prior to the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the notice is delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

A shareholder's attendance at a meeting:

(a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6. Teleconference. Any or all shareholders may participate in any meeting of the shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other. Participation by these means constitutes presence in person at the meeting.

Section 7. Consent of Action Taken at Meetings. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if, prior to such action, one or more written consents, setting forth the action to be taken, is [are] signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent[s] are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A consent has the same effect as a meeting vote and may be described as such in any document.

Section 8. Voting by Shareholders.

(a) Except as provided in subsections (b) and (c) or unless the Articles of Incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholder's meeting. Only shares are entitled to vote.


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(b) Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

(c) Subsection (b) does not limit the power of the Corporation to vote any shares, including its own shares, held by it in or for an employee benefit plan or in any other fiduciary capacity.

(d) Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 9. Proxies.

(a) A shareholder may vote the shareholder's shares in person or by proxy.

(b) A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact.

(c) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form.

Section 10.  Quorum.

(a) Unless otherwise provided by the Articles of Incorporation, at any meeting of shareholders, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on the matter.

(b) A "voting group" means all shares of one (1) or more classes or series that under the Articles of Incorporation are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation to vote generally on the matter are for that purpose a single voting group.

(c) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 11. Organization. The President, and in his absence any officer authorized, and in their absence, any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the presiding officer may appoint a shareholder to act as secretary of the meeting.

Section 12. Required Vote. When a quorum is present at any meeting, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, the By-laws or the provisions of the Indiana Business Corporation Law, as from time to time amended, require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 13. Nominations for Directors. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Nominations by such shareholders must be made by notice, in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, which notice must be received not less than ten (10) days prior to any meeting of the shareholders called for the election of Directors. The Chairman of the meeting at which Directors are being elected may, if the facts warrant, determine and declare to the meeting


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that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

Section 1. Board of Directors. The property and business of the corporation shall be managed by a Board of Directors. In accordance with the Articles of Incorporation, the Board of Directors shall consist of not less than one (1), nor more than ten (10) members. The exact number of Directors is hereby fixed at three (3).

Section 2. Duties. The corporate power of this corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers. A majority of the Board of Directors may designate three or more of its members to constitute an Executive Committee, which Committee shall, to the extent allowed by The Indiana Business Corporation Law, as from time to time amended, have and exercise all of the authority of the Board of Directors on the management of the Corporation and have the power to authorize the execution of any and all papers, instruments or documents as well as affix the seal of this Corporation thereto.

Section 3. Resignation. A director may resign at any time by delivering written resignation to the Board, its chairman, or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 4. Removal. At a meeting of Shareholders called expressly for that purpose, directors may be removed in the manner provided in this section, unless otherwise provided in the Articles of Incorporation. Any or all of the members of the Board of Directors may be removed, with or without cause, only by a vote of the holders of a majority of the shares then entitled to vote.

Section 5. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, the Board of Directors may fill the vacancy; or if the Directors remaining in office constitute fewer than a quorum of the Board, the remaining Directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting and until his successor is elected and qualified. If the vote of the remaining members of the Board shall result in a tie, the vacancy shall be filled by shareholders at the annual meeting or a special meeting called for that purpose. Shareholders shall be notified of the name, address, principal occupation and other pertinent information about any Director elected by the Board of Directors to fill any vacancy. The term of the Director elected to fill the vacancy expires at the end of the term for which the Director's predecessor was elected.

Section 6. Annual Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, for the purpose of organization, election of officers and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 7 following.

Section 7. Other Meetings. Other meetings of the Board of Directors may be held upon the call of the President, or of two or more members of the Board of Directors, at any place within or without the State of Indiana, upon forty-eight
(48) hours notice, specifying the time, place and general purposes of the meeting, given to each Director, either personally, by mailing or by telegram. A Director may waive any notice required by Indiana law, the Articles of Incorporation, or By-laws before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


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Section 8. Teleconference. A member of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other. Participation by these means constitutes presence in person at the meeting.

Section 9. Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if prior to such action a written consent to such action is signed by all the members of the Board of Directors or of such committee as the case may be, and such written consent is included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 9 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date. A consent signed under this Section 9 has the effect of a meeting vote and may be described as such in any document.

Section 10. Quorum. At any meeting of the Board of Directors, the presence of a majority of the members of the Board elected and qualified shall constitute a quorum for the transaction of any business except as provided in Article IV,
Section 5, relating to the filling of vacancies in the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Incorporation or By-laws provided otherwise.

Section 11. Organization. The President, and in his absence any Director chosen by the Directors present, shall call meetings of the Board of Directors to order, and shall act as chairman of such meetings. The Secretary of the Corporation shall act as secretary of the Board of Directors, but in the absence of the Secretary the presiding officer may appoint any Director to act as secretary of the meeting.

                                    ARTICLE V

                           OFFICERS OF THE CORPORATION

Section 1. Officers. The officers of the Corporation shall consist of a President and Secretary, and may also consist of a Vice President, Treasurer and any other offices that may be created by the Board. Any two or more offices may be held by the same person. The Board of Directors by resolution may create and define the duties of other offices in the Corporation and shall elect or appoint persons to fill all such offices. Election or appointment of an officer shall not of itself create contract rights.

Section 2. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

Section 3. President. The President shall preside at all meetings of shareholders. The President shall discharge all the duties which devolve upon a presiding officer, and perform such other duties as this code of By-laws provides, or the Board of Directors may prescribe. The President shall preside at all meetings of the Directors.

The President, or in his absence, the Vice-President, shall have full authority to execute proxies on behalf of the Corporation, to vote shares owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Indiana Business Corporation Law, as from time to time amended, the Articles of Incorporation and this code of By-laws.

Section 4. Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as this code of By-Laws or the Board of Directors may prescribe.

Section 5. Secretary. The Secretary shall have the custody and care of the corporate seal, records, minutes and share books of the Corporation. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing


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committees appointed by the Board of Directors, when required. The Secretary shall attend to the giving and serving of all notices of the Corporation, shall file and take charge of all papers and documents belonging to the Corporation and shall perform such other duties as this code of By-Laws may require or the Board of Directors may prescribe.

Section 6. Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all moneys, notes, securities and other valuables which may, from time to time, come into the possession of the Corporation. The Treasurer shall immediately deposit all funds of the Corporation received by the Treasurer in some reliable bank or other depository to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation. The Treasurer shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this code of By-laws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 7. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officers or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

Section 8. Resignation and Removal. An officer may resign at any time by delivering written notice to the Board of Directors, its chairman, or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, its Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause by the affirmative vote of a majority of the actual number of Directors.

Section 9. Execution of Documents. Unless otherwise provided by the Board of Directors, all contracts, leases, commercial papers and other instruments in writing and legal documents shall be signed by the President and attested by the Secretary. All bonds, deeds and mortgages shall be signed by the President and attested by the Secretary. All certificates of shares shall be signed by the President and by the Secretary.

All checks, drafts, notes and orders for the payment of money shall be signed by those officers or employees of the Corporation as the Directors may, from time to time, designate.

                                   ARTICLE VI

                                 CORPORATE BOOKS

Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the Corporation, or by these By-laws, the books and records of the Corporation may be kept at such place or places within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine; but that absent such resolution, the books and records of this Corporation shall be kept at the principal office of the Corporation as noted in Article I of these By-laws.

                                   ARTICLE VII

                                   AMENDMENTS

By-laws may be adopted, amended or repealed at any valid meeting of the Board of Directors by the vote of a majority of the entire Board of Directors.

Accepted this      day of                    , 1995.
              ---         -------------------
                                                     By: /s/ Kevin D. Bowers
                                                        --------------------